Exhibit 10.2

CONFIDENTIALITY, INTELLECTUAL PROPERTY

AND NON-COMPETITION AGREEMENT

This CONFIDENTIALITY, INTELLECTUAL PROPERTY AND NON-COMPETITION AGREEMENT (this “Agreement”) is entered into effective for all purposes as of September 7, 2010 by Benny Ward (“Employee”) in favor of BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”).

In consideration of and as a condition to the Company’s employment of Employee and of Employee providing employment services to the Company, Employee hereby agrees as follows:

1. Confidentiality. At all times, Employee shall keep confidential, except as the Company may otherwise consent to in writing, and not disclose, or make any use of except for the benefit of the Company, at any time either during or subsequent to performance by Employee of services for the Company, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, intellectual property, technical data, designs, formulas, test data, customer lists, business plans, marketing and manufacturing plans and strategies, and pricing strategies or other subject matter pertaining to any business of the Company or any of its partners, customers, consultants, licensors, licensees or affiliates (collectively, the “Confidential Information”), which Employee may produce, obtain or otherwise learn of during the course of Employee’s employment with the Company. The “Confidential Information” shall not include information that is or becomes part of the public domain not as a result of any inaction or action of the Employee. Employee shall not deliver, reproduce, or in any way allow any such Confidential Information to be delivered to or used by any third parties for any purpose (including, without limitation, any purpose harmful to or competetive with the interests of the Company) without the specific direction or consent of a duly authorized representative of the Company. Employee acknowledges and agrees that some of the Confidential Information may be considered “material non-public information” for purposes of the federal securities laws (“Insider Information”) and that the Employee will abide by all securities laws relating to the handling of and acting upon Insider Information.

2. Return of Confidential Material. Upon the termination the Employee’s employment with the Company, Employee shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, lab notes and books and data of any nature pertaining to any Invention (as defined below) or Confidential Information of the Company or to the services provided by Employee, and Employee will not take or retain (in any form or format) any description containing or pertaining to any Confidential Information which Employee may produce or obtain during the course of Employee’s employment with the Company.

3. Assignment of Inventions and Moral Rights.

(a) Employee hereby assigns and transfers to the Company, on a perpetual, worldwide and royalty-free basis, Employee’s entire right, title and interest in and to all Inventions. As used in this agreement, the term “Inventions” shall mean all intellectual property, ideas, improvements, designs, discoveries, developments, drawings, notes, documents, information and/or materials, whether or not patentable and whether or not reduced to practice, made or conceived by Employee (whether made solely by Employee or jointly with others) which: (i) occur or are conceived during the period in which Employee is employed by or performs services for the Company and (ii) which relate in any manner to drug, nutraceuticals, genes, vaccines, vitamin or other compound delivery technologies involving liposomes, proteoliposomes, cochleates, buccal, transmucosal, transdermal, oral or other applications and/or derivatives thereof (“Delivery Technologies”), applications of the Delivery Technologies to specific drugs, nutraceuticals, genes, vaccines, vitamins or other compounds, or result from any task of any nature assigned to or undertaken by Employee or any work performed by Employee for or on behalf of the Company or any of its affiliates.

(b) Employee hereby irrevocably transfers and assigns to the Company any and all Moral Rights that Employee may have in any Inventions. Employee also hereby forever waives and agrees never to assert against the Company, its successors or licensees any and all Moral Rights which Employee may have in any Inventions, even after termination of Employee’s employment with the Company. For purposes of this Agreement, the term “Moral Rights” means any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty.

4. Disclosure of Inventions. In connection with all Inventions contemplated by Section 3 hereof:

(a) Employee will disclose all Inventions promptly in writing to the Chief Executive Officer of the Company in order to permit the Company to enforce and perfect the rights to which the Company is entitled under this Agreement;

(b) Employee will, at the Company’s request, promptly execute a written assignment of title to the Company for any Invention, and Employee will preserve all Inventions as Confidential Information in accordance with the terms hereof; and

(c) Upon request, Employee will assist the Company or its nominee (at the Company’s expense) during and at any time during or subsequent to the performance of services by Employee for the Company in every reasonable way in obtaining for the Company’s own benefit patents and copyrights for all Inventions in any and all countries, which Inventions shall be and remain the sole and exclusive property of the Company or its nominee, whether or not patented or copyrighted. Employee will execute such papers and perform such lawful acts as the Company deems to be necessary to allow the Company to exercise all rights, title and interest in such patents and copyrights.

5. Execution of Documents. In connection with this Agreement, Employee will execute, acknowledge and deliver to the Company or its nominee upon request and at the Company’s expense all such documents, including applications for patents and copyrights and assignments of all Inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters patent and copyrights on all Inventions in any and all countries and/or to protect the interest of the Company or its nominee in Inventions, patents and copyrights and to vest title thereto in the Company or its nominee.

6. Maintenance of Records. Employee will keep and maintain adequate and current written records of all Inventions made by Employee (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

7. Prior Inventions. It is understood that all ideas, improvements, designs and discoveries, whether or not patentable and whether or not reduced to practice, which Employee made prior to the time the Company and Employee began to consider any possible performance of services by Employee to the Company (herein referred to as “Excluded Inventions”) are excluded from the definition of Inventions as used herein. Set forth on Exhibit A attached hereto is a complete list of all Excluded Inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of another party (including, without limitation, a current or previous contracting party). The list is complete and if no items are included on Exhibit A, Employee shall be deemed to have no such prior inventions within the definition of Inventions. Employee will notify the Company in writing before Employee makes any disclosure or performs any work on behalf of the Company which appears to threaten or conflict with proprietary rights Employee claims in any such Invention or idea. In the event of Employee’s failure to give such notice, Employee will make no claim against the Company with respect to any such inventions or ideas.

8. Other Obligations. Employee acknowledges that the Company, from time to time, may have agreements with other persons or entities or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. Employee will be bound by all such obligations and restrictions and will take all action necessary to discharge the obligations of the Company thereunder.

9. Trade Secrets of Others. Employee represents that Employee’s performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence or in trust, and Employee will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any other person or entity. Employee will not enter into any agreement, either written or oral, in conflict herewith.

12. Injunctive Relief. Employee agrees that this Agreement is important to and gravely effects the effective and successful conduct of the business of the Company, and it effects its reputation and good will, and is necessary to protect the legitimate business interests of the Company. Employee recognizes and agrees that the Company will suffer irreparable injury in the event of Employee’s breach of any covenant or agreement contained herein and cannot be compensated by monetary damages alone. Employee therefore agrees that the Company, in addition to and without limiting any other remedies or rights that it may have, either under this Agreement or otherwise, shall have the right to obtain injunctive relief, both temporary and permanent, against the Employee from any court of competent jurisdiction, without the necessity of proving actual damages and without the necessity of posting bond or other security. Employee agrees to pay the Company’s reasonable attorney’s fees and costs for enforcement of this Agreement, if the Employee breaches this Agreement.

13. Modification. This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by Employee and by the Company. Any subsequent change or changes in the relationship between the Company and Employee or in Employee’s compensation by the Company shall not affect the validity or scope of this Agreement.

14. Reasonable Terms. Employee acknowledges and agrees that the restrictive covenants contained in this Agreement have been reviewed by Employee with the benefit of counsel and that such covenants are reasonable in all of the circumstances for the protection of the legitimate business interests of the Company.

15. Entire Agreement. Employee acknowledges receipt of this Agreement, and agrees that with respect to the subject matter thereof it is Employee’s entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof.

16. Severabilitv. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof. It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

17. Successors and Assigns. This Agreement shall be binding upon the heirs, executors, administrators or other legal representatives of Employee and is for the benefit of the Company, its successors and assigns. Employee may not assign Employee’s rights or delegate Employee’s duties under this Agreement either in whole or in part without the prior written consent of the Company. Any attempted assignment or delegation without such consent will be null and void.

18. Governing Law. This Agreement shall be governed by the laws of the State of Delaware except for any conflicts of law rules thereof which might direct the application of the substantive laws of another state.

19. Counterparts. This Agreement may be signed in two counterparts, each of which may be delivered by facsimile or other electronic transmission and each of which shall be deemed an original and both of which shall together constitute one agreement.

EXECUTED as of the date set forth below.

/s/ Benny Ward
Benny Ward

Accepted and Agreed:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
	Name:	Mark A. Sirgo
	Title:	President and CEO

[Signature Page to Confidentiality, Intellectual Property and Non-Competition Agreement]

EXHIBIT A TO

CONFIDENTIALITY, INTELLECTUAL PROPERTY

AND NON-COMPETITION AGREEMENT

PRIOR INVENTIONS WITHIN THE SCOPE OF ASSIGNMENT

The following is a complete list of all inventions or improvements patented or, unpatented, that have been made or conceived or first reduced to practice by the undersigned alone or jointly with others prior to the time the Company and the undersigned first began to consider the undersigned’s performance of services for the Company. The undersigned desires to remove the inventions and improvements listed, if any, from the operation of the foregoing Agreement.

Check one:

☒	No inventions or improvements.

☐	As follows:

Additional sheets attached.

Dated: September 7, 2010	/s/ Benny Ward
Benny Ward